UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10 /A

Amendment #1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

Nevada	Not applicable
(State or other jurisdiction	I.R.S. Employer
of incorporation)	Identification Number

No. 99, Taihu Road, Yancheng, Jiangsu Province, China

(Address of principal executive offices)

778-888-2886

(Registrant’s telephone number, including area code)

Securities to be registered under Section 12(g) of the Act:

Common stock, par value $0.001 per share

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

JS Beauty Land Network Technology Inc. may be a “shell company” as defined under Rule 405 of the Securities Act of 1933 and as such is subject to certain restrictions on the transferability of its stock. See “Risk Factors” herein for a description of such restrictions.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This registration statement contains “forward-looking statements” that may state our management’s plans, future events, objectives, current expectations, estimates, forecasts, assumptions or projections about the company and its business. Any statement in this report that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believes,” “estimates,” “projects,” “expects,” “intends,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results. These statements are not guarantees of future performance, and undue reliance should not be placed on these statements. It is important to note that our actual results could differ materially from what is expressed in our forward-looking statements due to the risk factors described in the section of this registration statement entitled “Risk Factors” (Item 1A).

The forward-looking statements contained in this registration statement reflect our views and assumptions as of the effective date of this registration statement. We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking information contained herein is expressly qualified by this cautionary statement.

References to “we,” “us,” “our”, “our company”, “the Company” and “JS” in this Form 10 refer to JS Beauty Land Network Technology Inc.

Item 1. Business.

Corporate Structure

JS Beauty Land Network Technology Inc. was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at No. 99, Taihu Road, Yancheng, Jiangsu Province, China. The Company has no subsidiaries.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

At this time, the Company has yet to commence operations. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

JS Beauty Land Network Technology, Inc. (also referred to as “the Company”) is a Chinese retailer and wholesaler of jade stone-adorned jewelry, decorations, and home goods. The Company intends to directly engage in the manufacture, marketing and sales of fine jewelry and art from China through its newly formed, wholly-owned Chinese subsidiary JS Beauty Technology, Ltd, both in a retail setting and through online channels. The Company has yet to commence operations, however it anticipates doing so in the next ninety (90) days. The Company intends to utilize an innovative membership model that would focus on repeat clientele and collectors. In addition to its core business, the Company intends to offer memberships to its customers estimated to cost approximately $1,500, which will offer exclusive purchase opportunities. The Company’s activities will range from procuring high-quality stones, to building cooperative partnerships with its customers. The Company’s Chinese headquarters are in Xuanwu, Nanjing, Jiangsu, China.

Market Opportunity

Jade remains a unique, sentimental, high-end gemstone in China, with export revenues of approximately $23,000,000 in the first quarter of 2018. While the Chinese market is keen on translucency and color, the western market is keen on artistry, carving details, and especially originality. During the previous fiscal year (2016-2017), Myanmar exported over 11,000 tons of raw jade, worth approximately $250,000,000 to neighboring markets, especially China. The total export value of mineral products from China, including jade, was approximately $865,000,000 in the last fiscal year.

Business Model

JS Beauty, Land Network Technology, Inc. has a unique business model that allows customers who purchase a product to become members. Members then earn back 150% of their investment in the form of daily dividends (up to 1% per day) within a timeline of 200 days. The Company’s business model is to achieve a gross profit margin of 12.65% on sales, while returning approximately 75% of revenues to members. In addition to member cash dividends, the Company intends to offer financial business training to VIP members possessing keen interests in Jade and Jadeite.

Marketing and Distribution

Marketing will be done through a variety of channels, including the Internet, networking, trade shows, social media, and influencer marketing. In addition, print advertising will target carefully chosen audiences. The distribution channels will be retail branch locations and online through the We Chat platform.

Target Market

JS Beauty Land Network Technology, Inc. anticipates that the primary customers of its products and services will be:

●	Men between 30 and 44 Years - Studies revealed 67% would like to own jewelry made from precious stones.
●	Luxury Market - Luxury jewelry sales.
●	Junior Buyers – According to Chinese traditions, people give longevity locks, bracelets, and necklaces to children as goodwill tokens and as a way of wishing them a healthy and happy life.
●	Wedding Market - It is estimated that more than 50% of sales are related to weddings.
●	Festival Market - Jewelry sales influenced by festivals and anniversaries. Most people buy jewelry as a gift to celebrate birthdays and festivals, especially the Lunar New Year and Qixi Festival (the Chinese equivalent of Valentine’s Day).

The Jade and Jadeite Market in China

Jadeite is the purest form of the stone, an almost translucent substance that comes in a multitude of colors, from deep greens to lavender, white, and black. It is the hardest and most valuable form of the stone and most often turned into jewelry. Nephrite is a lesser quality jade that also comes in an array of colors. Because of its cloudy nature, it is mostly used for carvings. Jade is highly sensitive and most expensive in its purest form. Any alteration or treatment significantly reduces its value. Chinese demand for high-quality jadeite continues to grow from wealthy and middle-class citizens. This, coupled with the dwindling raw jade stocks in Myanmar, which supplies the vast majority of the world's jade and is the only source of high-quality stone, has contributed to rising jadeite prices in China. There is growing emphasis on quality factors like color and translucency from collectors, which is driving the demand for jadeite, among other jade products. Jade is regarded as a high end, unique and sentimental product, with Chinese clients keen on translucency and color. Western buyers are keener on artistry, carving details, and, especially, originality.

Potential Acquisitions

As an adjunct to its business strategy, the Company will also seek to identify potential acquisitions which are involved in the operation of jewelry manufacturing facilities and jewelry retailers in China, particularly those dealing in fine emerald and jade jewelry.

Company Funding

To date, all funding has been provided by unrelated third parties resident in China on a loan basis. At June 30, 2018, the aggregate amount of such loans was $16,878. These loans are non-interest bearing and are due on demand. In addition, the Company has accounts payable to certain vendors who have provided services to the Company aggregating $14,500. This funding has been utilized to fund the formation of the Company and legal and accounting services incurred in connection with the Company becoming a US reporting company.

The Company intends to undertake to raise approximately $5,000,000 in new investment, exclusively from investors located in China. These funds would be used for general corporate purposes and to expand sales channels in China and internationally.

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Employees

As of June 30, 2018, the Company has no full-time employees. The Company intends to increase staff as warranted by its operations and market conditions. No employee has an employment agreement nor is covered by a collective bargaining agreement.

Item 1A. Risk Factors

An investment in our stock involves a high degree of risk. You should carefully consider the following information, together with the other information in this Form 10, before buying shares of our stock. If any of the following risks or uncertainties occur, our business, financial condition, and results of operations could be materially and adversely a ffected and the trading price of our stock could decline.

We have a limited operating history and have not yet generated revenues.

We are an early stage business that was founded in 2018, with no operating history from which to evaluate its business prospects. We have accrued accumulated net losses from our date of inception. We face risks encountered by early stage companies in general, including but not limited to: difficulty in raising sufficient funding to achieve growth objectives, uncertainty of market acceptance of our products and services, and the ability to attract and retain qualified personnel. There can be no guarantees that we will be successful in managing these risks, and if we are unsuccessful in doing so, our shareholders face the risk of losing their entire investment.

We may be deemed to be a “shell company” and as such shareholders may not be able to rely on the provisions of Rule 144 for resale of their shares until certain conditions are met.

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c). If the Company is a shell company, the securities issued by the Company can only be resold by filing a registration statement for those shares or utilizing the provisions of Rule 144 once certain conditions are met, specifically: (i) the Company has ceased to be a shell company (ii) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, (iii) the Company has filed all required reports under the Exchange Act of the preceding 12 months and (iv) one year has elapsed since the Company filed “Form 10” information. Thus, a shareholder of the Company may not be able to sell its shares until such time as a registration statement for those shares is filed or the Company has ceased to be a shell company either by effecting a business combination or by developmental growth, the Company has remained current on its Exchange Act filings for 12 months and the Company has filed the information as would be required by a “Form 10” registration statement filing (e.g. audited financial statements, management information and compensation, shareholder information, etc.). In addition, if the Company were to be deemed a “shell company”, it would be prohibited from filing a registration statement on Form S-8 and be subject to certain enhanced reporting requirements. Designation as a “shell company” could also have a detrimental impact on the Company’s ability to attract additional capital through subsequent unregistered offerings.

We may be considered a “Blank Check” Company

The Company may be a “Blank Check” company as defined in Rule 419 promulgated under the Securities Act of 1933, as amended. If we are a “Blank Check” company, we will need to comply with the rules and regulations in Rule 419 related to the sales of securities and deposit of the proceeds of such sales and the certificates related thereto into an escrow or trust, which proceeds will not be available to the Company until the completion of a transaction pursuant to an acquisition agreement (See Rule 419 (e)). If this requirement is deemed to be applicable, the Company may not have sufficient funds to continue operations until a qualifying acquisition is completed.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to continue as a going concern and our ability to obtain future financing.

In their report dated July 10, 2018 our independent auditors stated that our financial statements for the period ended June 30, 2018 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment. Without immediately raising additional funding, we will run out of funds in the near term. To fund the Company’s ongoing operating expenses, the Company will clearly require additional funding for ongoing operations and to finance ongoing business pursuant to its business plan. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

We are not profitable and have limited access to capital.

We are not currently profitable, there is no guarantee that we will ever become profitable, and if we do become profitable, this is no guarantee that we will remain profitable. We may need to raise additional financing to support our operations and such financing(s) will be dilutive to our stockholders. There is no guarantee that we will be able to raise such additional financing on terms acceptable to us or our stockholders, or even to raise such additional financing at all.

The ability of our business to grow and compete depends on the availability of adequate capital, which in turn depends in large part on our cash flow from operations and the availability of equity and debt financing. We cannot assure you that our cash flow from operations will be sufficient or that we will be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. We estimate that we will need a minimum of US$5,000,000 to successfully achieve our short-term goals. As a result, we cannot assure you that adequate capital will be available to finance our current growth plans, take advantage of business opportunities or respond to competitive pressures, any of which could harm our business.

Our officers and directors lack experience in running a public company.

Our officers and directors have either limited or no experience in the management and governance of a public company and will significantly look to the advice of outside professionals in this regard. This lack of experience could lead to such officers and directors making decisions that either lack business judgment or are inconsistent with applicable principals of corporate governance. To the extent this occurs, the Company could be detrimentally effected and shareholders’ investments may be jeopardized.

We may not be successful in competing with current and future participants in our industry.

We may not be successful in competing against current and future participants in our market sector. Some of our competitors may have longer operating histories, possess greater industry and brand name recognition, and/or have significantly greater financial, technical, and marketing resources than we do.

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We may not be able to negotiate and complete any acquisitions on terms favorable to the Company.

The business plan of the Company includes the possibility of identifying and completing acquisitions of targeted companies in the high-end jewelry manufacturing and retailing industries. We may not be able to complete any such acquisitions in the near or long term, and if we do, such acquisitions may not be on terms that are favorable to the Company,

Unfavorable changes in market and economic conditions could affect the demand for high-end jewelry.

The demand for and price of high-end jewelry has historically been positively and negatively affected by various economic factors both in the industry and generally, any or all of which could result in the demand for high-end jewelry being adversely affected.

Risks Related to Ownership of the Company’s Common Stock

There is no public trading market for our common stock and you may not be able to resell our common stock.

There is no established public trading market for our securities and our shares are not and have not been quoted on any exchange or quotation system. We have not applied for quotation on any quotation system or exchange and the Company will need a market maker to apply for the quotation of our common stock. We cannot assure you that any market maker will agree to make a market in our common stock. In the absence of a trading market, you may not be able to liquidate your investment, which could result in the loss of your investment.

Future issuances of our common stock w ould dilute the interests of existing shareholders.

We intend to issue additional shares of our common stock in the future. The issuance of a substantial amount of common stock w ould have the effect of substantially diluting the interests of our shareholders. In addition, the sale of a substantial amount of common stock in the public market, either in the initial issuance or in a subsequent resale could have an adverse effect on the market price of our common stock.

Acquisitions in the future may result in the demand for significant additional funding which may result in substantial dilution to existing shareholders.

I f we engage in any acquisition activity in the future, we may require funding which will result in significant dilution to our existing shareholders. The financial results of acquired businesses may not achieve expectation which may significant impact our per share earnings, and thus, the value of our stock.

We have no plans to pay dividends.

To date, we have paid no cash dividends on our common stock. For the foreseeable future, earnings generated from our operations will be retained for use in our business and not to pay dividends.

If our common stock is ultimately listed on a public exchange, application of the Securities and Exchange Commission “penny stock” rules could limit trading activity in the market, and our shareholders may find it more difficult to sell their stock.

If our common stock is ultimately listed on a public exchange, it is likely that such shares will be trading for some period at less than $5.00 per share and are therefore will be subject to the U.S. Securities and Exchange Commission (“SEC”) penny stock rules. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell your shares of our common stock.

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We have yet to establish internal control over our financial reporting which will be required if and when we become a reporting issuer.

If we become a non-venture issuer (as such term is defined in National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings) or a public company in the U.S., we will be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. At such time, we will be required to assess the effectiveness of our internal control over financial reporting on a periodic basis. We are in the process of designing, implementing, and documenting the internal control over financial reporting required to comply with this obligation, which process is time consuming, costly and complicated. Because of our limited resources, we may be unable to remediate the identified material weaknesses in a timely manner, or additional control deficiencies may be identified. As a result, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated, result in the loss of investor confidence and cause the market price of our securities to decline.

There may be limitations on the effectiveness of our internal controls, and a failure of our control systems to prevent error or fraud may materially harm our Company.

We do not expect that internal control over financial accounting and disclosure, even if timely and well established, will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. Failure of our control systems to prevent error or fraud could materially adversely affect our business.

We have not implemented various voluntary corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent U.S. Federal legislation, including the Sarbanes-Oxley Act of 2002 (the “SOX Act”), has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE, or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics.

We have not yet adopted many of these other corporate governance measures and, since our securities are not listed on a national securities exchange or Nasdaq, we are not required to do so. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.

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We will incur increased costs as a reporting issuer that may affect our profitability.

We currently operate as a private company in Nevada. As a publicly-reporting company in the U.S. we will be subject to applicable U.S. securities laws relating to public disclosure. Public disclosure generally involves a substantial expenditure of financial resources. Compliance with these rules and regulations will significantly increase our legal and financial compliance costs and some activities will become more time-consuming and costly. Management may need to increase compensation for senior executive officers, engage additional senior financial officers who are able to adopt financial reporting and control procedures, allocate a budget for an investor and public relations program, and increase our financial and accounting staff in order to meet the demands and financial reporting requirements as a public reporting company. Such additional personnel, public relations, reporting and compliance costs may negatively impact our financial results.

In the event a market develops for our common stock, the trading may be highly volatile.

In the event a market develops for our common stock, the market price of our common stock may be highly volatile, as is the stock market in general, and the market for OTC Market quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

As a reporting issuer, compliance requirements may make it more difficult to attract and retain officers and directors.

Applicable Canadian securities laws, the SOX Act and rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. Upon the closing of the Arrangement, we expect these rules and regulations to increase our compliance costs and to make certain activities more time consuming and costly. We also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Because our sole director and officer owns 100% of the Common Stock of the Company, he can exert significant control over our business and affairs and have actual or potential interests that may depart from other shareholders , if any.

Our sole director and executive officer (Faxian Qian) own s , collectively and beneficially, 100% of the outstanding shares of our common stock. Additionally, the holdings of our directors and executive officers may increase in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other shareholders , if any . As a result, in addition to his board seat and offices, Mr. Qian will have significant influence over and control all corporate actions requiring shareholder approval, irrespective of how the Company’s other shareholders, if any, may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our Articles of Incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our shareholders for vote.

Mr. Qian’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our shareholders from realizing a premium over our stock price.

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Our officers and directors have limited liability, and we are required in certain instances to indemnify our officers and directors for breaches of their fiduciary duties.

We have adopted provisions in our by-laws and intend to adopt provisions in our Articles of Incorporation, which limit the liability of our officers and directors and provide for indemnification by us of our officers and directors to the full extent permitted by Nevada corporate law. Such provisions substantially limit our shareholders’ ability to hold officers and directors liable for breaches of fiduciary duty and may require us to indemnify our officers and directors.

As an “emerging growth company” under applicable law, we may be subject to reduced disclosure requirements, which could leave our stockholders without information or rights available to stockholders of more mature companies.

For as long as we remain an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the SOX Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an “emerging growth company” for up to five years, although if the market value of the shares of our common stock that are held by non-affiliates exceed $700 million as of any June 30 before that time, we would cease to be an “emerging growth company” as of the following December 31. Because of the lessened regulatory requirements discussed above, our stockholders will be left without information or rights available to stockholders of more mature companies.

Future sales of our common stock may result in a decrease in the market price of our common stock, even if our business is doing well.

The market price of our common stock, when and if established, could drop due to sales of a large number of shares of our common stock in the market or the perception that such sales could occur. This could make it more difficult to raise funds through future offerings of common stock.

We have conducted no market research or identification of business opportunities, which may affect our ability to implement our business plan.

We have not conducted market research concerning prospective business opportunities, nor have others made the results of such market research available to us. Therefore, we have no assurances that market demand exists for our business consistent with our business plan. Our business is subject to all of the risks associated with an early stage business. As such, there is a risk that conventional private or public offerings of securities or conventional bank financing will not be available. There is no assurance that we will be able to pursue our business plan on terms favorable to us.

If we do not use our funds in an efficient manner, our business may suffer.

Our board of directors will retain broad discretion as to the use of Company funds based upon market and business conditions. Accordingly, our shareholders will not have the opportunity to evaluate the economic, financial and other relevant information that we may consider in the application of any of our available funds . We cannot guarantee that we will make the most efficient use of our available funds or that you will agree with the way in which such funds are used. Our failure to apply these funds effectively could have a material adverse effect on our business, results of operations and financial condition.

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No legal or tax advice.

A holding in our common stock may involve certain material federal and state tax consequences. Shareholders should not rely on the Company for legal, tax, or business advice. Shareholders are encouraged to consult with their respective legal counsel, accountant or business adviser as to legal, tax and related matters concerning their investment in the Company.

Miscellaneous Risk Factors

Forward-looking statements made by the Company may prove to be untrue or unachievable.

This Registration Statement on Form 10 contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to JS’s future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause JS’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Certain or all of these forward-looking statements may prove to be untrue or may never be accomplished or achieved. If such were to occur, the operations and financial prospects of the Company could be materially impaired, which could have a significant detrimental impact your investment in the Company.

Our success depends on the skills and expertise of our management.

There is no guarantee that they will manage our business successfully and that our operations will be successful in their businesses. We do not have an employment agreement with our management, nor do we carry life or disability insurance on them. The loss of the services of any member of our management, for any reason, or the failure of our tenants to properly manage their businesses, may have a material adverse effect on your investment in the Company.

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Item 2. Financial Information

Forward Looking Statements

This management’s discussion and analysis should be read in conjunction with the financial statements and notes included elsewhere in this registration statement.

This management’s discussion and analysis, as well as other sections of this registration statement, may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, estimates, forecasts, assumptions or projections. Any statement that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plan,” “seek,” and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results, and undue reliance should not be placed on these statements. These risks and uncertainties include, but are not limited to, the matters discussed under the caption “Risk Factors” in Item 1A of this registration statement. JS Beauty Land Network Technology Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For the period from May 8, 2018 (date of inception) to June 30, 2018, the financial statements have been prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (United States).

OVERVIEW

JS Beauty Land Network Technology Inc. (the “Company” or “JS”) is a Nevada corporation incorporated on May 8, 2018. At this time, the Company has yet to commence operations. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

The Company intends to identify acquisitions which are involved in the operation of jewelry manufacturing facilities and jewelry retailers in China, particularly those dealing in fine emerald and jade jewelry. The Company intends to offer jewelry both in a retail setting and through online channels. The Company has yet to commence operations, however has under consideration several potential acquisitions that it intends to pursue. The Company intends to commence operations in Nanjing, China and to eventually expand to all of China, Southeast Asia, Europe and Latin America. The Company intends to target high-end jewelry consumers and investors and collectors of fine jade jewelry. In the longer term, the Company intends to operate a franchising business for retail sales of fine jewelry.

During the period from May 8, 2018 (date of inception) to June 30, 2018, the Company was an early stage company which was only engaged in initial capital formation and general and administrative activities related to formation of the company. No comparison to prior periods are available in this discussion.

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Summary of Results

May 8, 2018 to June 30, 2018
Revenues	$-
Net (loss)	$(31,375)
Basic and diluted earnings (loss) per share	$(0.03)

There is no comparable financial information for any prior periods as the Company was formed on May 8, 2018.

Financial Overview for the Period from Inception on May 8, 2018 Through June 30, 2018

The Company did not have any active operations from May 8, 2018 (date of inception) to June 30, 2018. The Company had no revenues during the period from May 8, 2018 (date of inception) to June 30, 2018 and incurred an aggregate of general and administrative expense of 31,375 during the period. The expense was primarily attributable to professional fees attributable to the Company’s formation and capital raising activities.

LIQUIDITY AND FINANCIAL CONDITION

Liquidity and Capital Resources

The Company had cash of $1,000 as of June 30, 2018. The Company has limited funds to continue its operations beyond that date absent raising capital or additional contributions from its founders.

In their report dated July 10, 2018 our independent auditors stated that our financial statements for the period ended June 30, 2018 were prepared assuming that we would continue as a going concern and they expressed substantial doubt about our ability to continue as a going concern. This doubt is based entirely upon the Company’s current lack of resources to execute its business plan. Our ability to continue as a going concern is an issue as we have just commenced operations as a development stage company. In our early stages of operations, we expect to experience net losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. If we are unable to continue as a going concern, you may lose your entire investment. Without immediately raising additional funding, we will run out of funds in the near term. To fund the Company’s ongoing operating expenses, the Company will clearly require additional funding for ongoing operations and to finance ongoing business pursuant to its business plan.

To date, the Company’s funding has been provided by unrelated third parties resident in China on a loan basis. At June 30, 2018, the aggregate amount of such loans was $16,878. These loans are non-interest bearing and are due on demand. In addition, the Company has accounts payable to certain vendors who have provided services to the Company aggregating $14,500. This funding has been utilized to fund the formation of the Company and legal and accounting services incurred in connection with the Company becoming a US reporting company.

The Company intends to undertake to raise approximately $5,000,000 in new investment, exclusively from investors located in China. These funds would be used for general corporate purposes and to expand sales channels in China and internationally. In gross terms, the Company believes that it will require an additional amount of at least $250,000 and as much as $500,000 to merely fund its general and administrative expense, limited operations and securities law compliance for the next twelve months. There is no guarantee that these or any amounts can be raised during this period. The Company does not intend to raise any funds in the United States until it has commenced operations in China.

There is no guarantee that we will be able to raise any additional capital and we have no current commitments for any such financing. The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of June 30, 2018. There were 1,000,000 shares of common stock issued and outstanding at June 30, 2018. In June 2018, the Company sold 1,000.000 shares of common stock at $0.001 per share for a total consideration of $1,000 to its founder.

CRITICAL ACCOUNTING POLICIES

Use of estimates

The preparation of our financial statements requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Estimates and judgments used are based on management’s experience and the assumptions used are believed to be reasonable given the circumstances that exist at the time the financial statements are prepared. Actual results may differ from these estimates.

Emerging Growth Company

The Company has made an elect ion to be an emerging growth company as defined under the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”). Included with this election, the Company has also irrevocably elected to use the provisions within the Jobs Act that allow companies that go public to continue to use the private company adoption date rules for new accounting policies. In this regard, the Company has made an irrevocable election to use the extended transition period provided in Securities Act Section 7(a)(2)(B) for complying with new or revised accounting standards. Should the Company obtain revenues in excess of $1 billion on an annual basis, have its non-affiliated market capitalization increase to over $700 million as of the last day of its second quarter, or raise in excess of $1 billion in public offerings of its equity or instruments directly convertible into its equity, it will forfeit its status under the Jobs Act as an emerging growth company.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

None.

11

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

Item 3. Properties.

Executive Offices

Our executive offices are located at No. 99, Taihu Road, Yancheng, Jiangsu Province, China. This office is provided by the sole shareholder of the Company on a month-to-month basis without rent.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth as of June 30, 2018, the number of shares of common stock held of record or beneficially (i) by each person who held of record, or was known by the Company to own beneficially, more than five percent of the outstanding shares of the Company’s common stock, (ii) by each director and (iii) by all officers and directors as a group:

Name and address of Beneficial Owner (1)	Amount and Nature of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned (1)

Faxian Qian
No. 99, Taihu Road, Yancheng, Jiangsu Province, China	1,000,000	100%

All directors and executive officers as a group	1,000,000	100%

(1)	For each shareholder, the calculation of percentage of beneficial ownership is based upon 1,000,000 shares of common stock outstanding as of June 30, 2018, and shares of common stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days of June 30, 2018, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

Item 5. Directors and Executive Officers.

Our executive officers and directors, and their ages, positions and offices with us are as follows:

Name	Age	Position with the Company

Faxian Qian	53	President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director

Faxian Qian	Mr. Qian has been the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director of the Company since May 2018. From 2018, he has been Chairman of Jiangsu Meijie Overseas Company. From 2016-2018, he served as general manager of Shanghai Yuanchi Jewelry Co., Ltd., a designer of fine jewelry. From 2013 to 2016, he served as Chief Executive Officer of Zhejiang Express Culture Media which was involved in the innovative development of the cultural industry. He has worked closely with Zhejiang Institute of Technology with respect to the development of a gem design course. Mr. Qian received a bachelor degree from Suzhou University in 1985 with a specialty in textiles.

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Item 6. Executive Compensation.

Executive Compensation

No executive or manager of the Company received any compensation for their services as executive officers of the Company during the period from May 8, 2018 (inception) through June 30, 2018. The Company does expect to implement a specific compensation plan for its principal executives once warranted by the Company’s operations.

The Company does not have an employment agreement with any executive or manager.

Director compensation.

At this time, the Company has yet to develop any specific compensation plan for its directors but expects to do so in the future.

Outstanding Equity Awards at June 30, 2018.

None.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

From time to time, Mr.Faxian Qian may advance funds to the Company, although he is not obligated to do so. The terms of any such advances have yet to be determined.

Director Independence

We currently use NASDAQ’s general definition for determining director independence, which states that “independent director” means a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. At this time, no director is an independent director under this definition.

Item 8. Legal Proceedings.

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

From inception (May 8, 2018) through the date of this report, the Company’s common stock is not quoted on any market or listing service and there has been no trading or market in the Company’s common stock. As of the date of the filing of this Registration Statement on Form 10, there are issued and outstanding 1,000,000 shares of Common Stock that are held by one (1) holder of record.

We have not declared any cash dividends on our Common Stock since inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business operations. Any decisions as to future payment of cash dividends will depend on our earnings and financial position and such other factors as the Board of Directors deems relevant.

13

Equity Compensation Plan

The Company has not yet adopted an employee, director and consultant stock plan, but plans to do so some time in the future.

Equity Compensation Plan Information

Not applicable.

Item 10. Recent Sales of Unregistered Securities.

The following table sets forth all securities issued by JS since its inception (May 8, 2018) through June 30, 2018:

	Date	Number of Shares	Security	Price US$
Founders’ Stock	May 8, 2018	1,000,000	Common	1,000	*

The securities set forth above were issued by the Company pursuant to Section 4(2) of the Securities Act, and the provisions of Regulation S. All such shares contained a restrictive legend and the Holders confirmed that they were acquiring the shares for investment and without intent to distribute the shares. All of the purchasers were experienced in making speculative investments, understood the risks associated with investments, and could afford a loss of the entire investment. The Company did not utilize an underwriter or a placement agent for any of these offerings of its securities.

Item 11. Description of Registrant’s Securities to be Registered.

The following is a summary of the material terms of JS’ capital stock as contained in JS’ articles of incorporation and by-laws. The following descriptions do not purport to be complete statements of the relevant provisions of JS’s articles of incorporation and by-laws. You should refer to JS’ articles of incorporation and by-laws for complete details.

The authorized capital of JS consists of 110,000,000 shares, of which 100,000,000 are designated as common stock with a par value $0.001 per share (the “Common Stock”) and 10,000,000 are designated as preferred stock with a par value $0.001 per share (“Preferred Stock”).

Common Stock

At June 30, 2018, the Company had 1,000,000 shares of Common Stock issued and outstanding.

Voting Rights. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights.

Dividends. Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

Liquidation and Dissolution. In the event of our liquidation or dissolution, the holders of Common Stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

Other Rights. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar. Corporate Stock Transfer, Inc. is transfer agent and registrar for the Common Stock.

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Preferred Stock

No certificates of designation have been filed with respect to any Preferred Stock and, as of June 30, 2018, no shares of Preferred Stock are issued and outstanding.

Anti-Takeover Effects of Provisions of Nevada State Law

The Company may be, or in the future may become, subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest,” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (a) one-fifth or more but less than one-third; (b) one-third or more but less than a majority; or (c) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging corporate takeovers. In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for two years after the “interested stockholder” first becomes an “interested stockholder” unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and (a) the corporation’s board of directors approves the combination in advance, or (b) the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least 60 percent of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. For purposes of Nevada law, an “interested stockholder” is any person who is (a) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (b) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of JS from doing so if it cannot obtain the approval of the Company’s board of directors.

Item 12. Indemnification of Directors and Officers.

Sections 78.7502 and 78.751 of the Nevada Revised Statutes (“NRS”) provide JS with the power to indemnify any of its directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to JS’ best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

15

Under Section 78.751 of the NRS, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

JS’ bylaws include an indemnification provision under which JS has the power to indemnify its directors, officers, employees and former directors, officers and employees (including heirs and personal representatives) to the fullest extent permitted under Nevada law. JS’ bylaws provide that to the maximum extent not prohibited by law, and except as otherwise provided in any agreement between JS and a director, JS will indemnify each director for, from and against any expenses, including but not limited to attorney’s fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the director in connection with any action, suit or proceeding, whether threatened, pending or completed, whether civil, criminal, administrative or investigative, and whether or not by or in the right of JS, by reason of the fact that the director is or was a director, officer, employee or agent of JS or any subsidiary of JS. In consequence, thereof, no director or officer shall be personally liable to JS or any of its shareholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of Section 78.300 of the NRS.

In addition, JS has certain agreements with its directors and executive officers which contain provisions that require JS to indemnify them for costs, charges and expenses incurred in connection with: (a) civil, criminal or administrative actions resulting from the executive officer’s service as such; and (b) actions by or on behalf of JS to which the executive officer is made a party. JS is required to provide such indemnification if: (a) the executive officer acted honestly and in good faith with a view to the best interests of JS; and (b) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary penalty, the executive officer had reasonable grounds for believing that his conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for JS’ directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, JS has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

The financial statements required by this Item can be found beginning on page F-1 of this Registration Statement on Form 10.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

In June 2018, the Company’s directors, acting in the capacity of an audit committee, engaged TAAD, LLP (“TAAD]”) as the Company’s independent registered public accounting firm to act as the principal accountant to audit the Company’s financial statements. During the Company’s period ended June 30, 2018, neither the Company, nor anyone acting on its behalf, consulted with TAAD regarding the application of accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided that TAAD concluded was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements. See page F-1.

(b)	Exhibits. The exhibits listed on the Exhibit Index, which appears at the end of this Registration Statement on Form 10.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

Date: August 28 , 2018	By:	/s/ Faxian Qian
Faxian Qian, Chief Executive Officer and President
(Principal Executive Officer)

Date: August 28 , 2018	By:	/s/ Faxian Qian
Faxian Qian, Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Faxian Qian	President, Secretary, Treasurer, Chief Executive	August 28 , 2018
Officer, Chief Financial Officer and Sole Director
(Principal Executive Officer) (Principal Financial and
Accounting Officer)

17

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Incorporation of JS Beauty Land Network Technology Inc. *

3.2	By-Laws of JS Beauty Land Network Technology Inc. *

23.1	Consent of Independent Registered Public Accounting Firm

●	Filed with the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 10, 2018

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and board of directors of

JS Beauty Land Network Technology Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of JS Beauty Land Network Technology Inc. (the “Company”) as of June 30, 2018, and the related statement of operations, stockholders’ deficit, and cash flows for the period from May 8, 2018 (inception) to June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion. Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ TAAD LLP

We have served as the Company’s auditor since 2018.

Diamond Bar, California

July 10, 2018

F-1

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

BALANCE SHEET

June 30, 2018

ASSETS

Current Assets
Cash and cash equivalents	$1,000

Total Assets	$1,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$14,500
Other payable	16,875
Total Liabilities	31,375

Stockholders’ Deficit
Preferred stock, $0.001 par value, 10,000,000 Shares authorized, none issued and outstanding at June 30, 2018	-
Common stock, $0.001 par value, 100,000,000 Shares authorized, 1,000,000 shares outstanding as of June 30, 2018	1,000
Additional paid in capital	-
Accumulated deficit	(31,375)
Total stockholders’ deficit	(30,375)
Total Liabilities and Stockholders’ Deficit	$1,000

The accompanying notes are an integral part of these audited financial statements.

F-2

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF OPERATIONS

For the Period from May 8, 2018 (Inception) to June 30, 2018

Revenue	$-
Cost of Revenues	-
Gross Profit	-

Operating expenses	31,375

Operating Loss	(31,375)

Other income (expense):
Bank charges	-
Other income (expense)	-

Loss before income taxes	(31,375)

Income Tax Expense	-

Net loss	$(31,375)

Loss per share - basic and diluted	$(0.03)

Weighted average shares- basic and diluted	$1,000,000

The accompanying notes are an integral part of these audited financial statements.

F-3

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

			Additional		Total
	Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance May 8, 2018 (Inception)	-	$-	$-	$-	$-

Share issuance for cash	1,000,000	1,000	-	-	1,000
Net loss	-	-	-	(31,375)	(31,375)

Balance June 30, 2018	1,000,000	$1,000	$-	$(31,375)	$(30,375)

The accompanying notes are an integral part of these audited financial statements.

F-4

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

STATEMENT OF CASH FLOWS

For the Period from May 8, 2018 (Inception) to June 30, 2018
OPERATING ACTIVITIES
Net loss	$(31,375)
Changes in Operating Assets and Liabilities:
Accounts payable and accrued liabilities	14,500
Other payable	16,875
Net cash used in operating activities	-

FINANCING ACTIVITIES
Shares issued for cash	1,000
Net cash provided by financing activities	1,000

Net increase in cash	1,000

Cash, beginning of period	-

Cash, end of period	$1,000

SUPPLEMENTAL DISCLOSURES:
Cash paid during the period for:
Income tax	$-
Interest	$-

The accompanying notes are an integral part of these audited financial statements.

F-5

JS BEAUTY LAND NETWORK INC.

Notes to Financial Statements

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We’ or “Us”) is a Nevada corporation incorporated on May 8, 2018. At this time, the Company has yet to commence operations. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash on hand and on deposit at banking institutions as well as all highly liquid short-term investments with original maturities of 90 days or less. Cash and cash equivalents amounted to $1,000 as of June 30, 2018.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash on hand amounted to $1,000 as of June 30, 2018.

INCOME TAXES

Under ASC 740, “Income Taxes,” deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of June 30, 2018, there were no deferred taxes due to the uncertainty of the realization of net operating loss or carry forward prior to expiration.

LOSS PER COMMON SHARE

Basic loss per common share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of June 30, 2018, there are no outstanding dilutive securities.

F-6

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.

The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 inputs are unobservable inputs for the asset or liability. The carrying amounts of financial assets such as cash approximate their fair values because of the short maturity of these instruments.

RECENT ACCOUNTING PRONOUNCEMENTS

In October 2016, the FASB issued ASU 2016-16, “Income Taxes (Topic 740): Intra-Entity Transfer of Assets Other than Inventory”, which requires the recognition of the income tax consequences of an intra-entity transfer of an asset, other than inventory, when the transfer occurs. ASU 2016-06 will be effective for the Company in its first quarter of 2019. The Company does not expect that the adoption of this guidance will have a material impact on its financial statements.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - GOING CONCERN

The Company has not yet generated any revenue since inception to date and has sustained operating loss of $31,375 during the period from May 8, 2018 (Inception) to June 30, 2018. The Company had a working capital deficit of $30,375 and an accumulated deficit of $31,375 as of June 30, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations and/or obtaining additional financing from its members or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The audited financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

In order to maintain its current level of operations, the Company will require additional working capital from either cash flow from operations or from the sale of its equity. However, the Company currently has no commitments from any third parties for the purchase of its equity. If the Company is unable to acquire additional working capital, it will be required to significantly reduce its current level of operations.

NOTE 3 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

As of June 30, 2018, the Company had accrued professional fees of $14,500.

F-7

NOTE 4 – OTHER PAYABLE

Other payable amounted to $16,875 as of June 30, 2018 are fees paid on behalf of the Company by an unrelated party. The amount of other payable is unsecured, non-interest bearing, and due on demand.

NOTE 5 – INCOME TAX

The Company is incorporated in United States and is subject to corporate income tax rate of 21%. The Company is subject to United States of America tax law. As of June 30, 2018, the operations in the United States of America incurred approximately $31,375 of cumulative net operating losses that can be carried forward to offset future taxable income. The net operating loss carry forwards as of June 30, 2018 will expire in the year of 2034 to 2036 if not utilized. The Tax Cuts and Jobs Act limits the maximum deduction for net operating loss carryforwards and permits an indefinite carryforward period for net operating losses incurred in taxable years beginning after December 31, 2017. The Company has provided full valuation allowance for the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

NOTE 6 - STOCKHOLDERS’ DEFICIT

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. There is no preferred stock issued and outstanding as of June 30, 2018. There are 1,000,000 shares of common stock outstanding as of June 30, 2018.

In June 2018, the Company issued 1,000,000 shares of common stock at $0.001 per share to the Company’s CEO for $1,000.

NOTE 7 - SUBSEQUENT EVENT

Management has evaluated subsequent events through July 10, 2018, the date that the financial statements were available to be issued. All subsequent events requiring recognition as of July 10, 2018 have been incorporated into these financial statements and there are no subsequent events that require disclosure in accordance with FASB ASC Topic 855, “Subsequent Events.”

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